EXHIBIT 11
CALCULATION OF EARNINGS (LOSS) PER SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)
                                                   Three Months Ended                        Twelve Months Ended
                                          September 27,         September 28,         September 27,         September 28,
                                               1997                  1996                  1997                  1996
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
Net income (loss)                         $(22,205)             $8,808                $(21,245)             $22,998
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Primary Earnings (Loss) Per Share:

  Weighted average number of common
        shares outstanding                  30,312              30,108                  30,234               30,084
    Common stock equivalents:
       Dilutive options                          -                 305                       -                  317
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  Weighted average number of common
       and common equivalent shares         30,312              30,413                  30,234               30,401
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  Primary earnings (loss) per share         $(0.73)              $0.29                  $(0.70)               $0.76

Fully Diluted Earnings (Loss) Per Share:

  Weighted average number of common
       shares outstanding                   30,312              30,108                  30,234               30,084
    Common stock equivalents:
      Dilutive options                           -                 305                       -                  317
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  Weighted average number of common
       and common equivalent shares         30,312              30,413                  30,234               30,401
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Fully diluted earnings (loss) per share     $(0.73)              $0.29                  $(0.70)               $0.76
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